UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2017

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 23, 2017, Universal Logistics Holdings, Inc. (the Company) issued a press release announcing the Company's financial and operating results for the thirteen weeks and year ended December 31, 2016, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On February 22, 2017, the Company entered into a restricted stock bonus award agreement (the “Agreement”) with Jeff Rogers, the chief executive officer of the Company. Under the Agreement and the Company’s 2014 Amended and Restated Stock Incentive Plan, the Company awarded Mr. Rogers 10,000 shares of common stock. The Agreement provides that 2,500 shares vest on the date of the grant, and the remaining restricted shares are scheduled to vest in three equal increments of 2,500 shares on March 5 in 2018, 2019 and 2020, subject to Mr. Rogers’ continued employment with the Company through such dates.

The foregoing summary of the Agreement is qualified in its entirety by reference to the actual Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Item 8.01 OTHER EVENTS.

On February 23, 2017, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock.  The dividend is payable to the Company's shareholders of record at the close of business on March 6, 2017, and is expected to be paid on March 16, 2017.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Restricted Stock Bonus Award Agreement dated February 22, 2017 between Universal Logistics Holdings, Inc. and Jeff Rogers.
99.1	Press Release dated February 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: February 23, 2017	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1 99.1	Restricted Stock Bonus Award Agreement dated February 22, 2017 between Universal Logistics Holdings, Inc. and Jeff Rogers. Press Release dated February 23, 2017.